AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2004

                                                       REGISTRATION NO. 33-02226
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ________
                        POST-EFFECTIVE AMENDMENT NO. 6 TO
                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ________

                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                          52-1528581
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                    (Address of Principal Executive Offices)

              SAFEGUARD HEALTH ENTERPRISES, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                            RONALD I. BRENDZEL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                              TEL:  (949) 425-4110
                              FAX:  (949) 425-4586

 (Name, address and telephone number, including area code, of agent for service)

                  _____________________________________________

SafeGuard Health Enterprises, Inc., (the "Registrant") registered a total of 4 million shares of its common stock, $0.01 par value, (the "Common Stock") on a Registration Statement on Form S-8 (file number 33-02226) under the Securities Act of 1933, the last amendment Number 5 to which was filed on July 30, 2003
(collectively, the "S-8 Registration Statement"), to be issued pursuant to the SafeGuard Health Enterprises, Inc. Stock Option Plan (the "Plan"). On June 30, 2004, the Registrant filed a Form 15 with the Securities and Exchange Commission (the "SEC") certifying that as a result of a 1 for 1,500 reverse stock split of the Common Stock effective as of June 25, 2004 (the "Reverse Stock Split"), there were less than 300 Common Stock holders of the Registrant and that the Registrant was terminating the registration of the Registrant's Common Stock under the Securities Act of 1934 including the termination of the registration of the unissued and unsold shares of Common Stock of the Plan registered pursuant to the Registration Statement. Accordingly, the Registrant is filing this Post-Effective Amendment Number 6 to the Registration Statement to remove from registration each of the 469,259 shares of pre-split Common Stock in existence prior to the Reverse Stock Split that were previously registered under the Registration Statement but remain unissued and unsold as of the date hereof.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 6 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on July 22, 2004.

                              SAFEGUARD HEALTH ENTERPRISES, INC.


                              By:  /s/  James E. Buncher
                                 ---------------------------------------
                                   JAMES E. BUNCHER
                                   President and Chief Executive Officer


                              By:  /s/  Ronald I. Brendzel
                                 ---------------------------------------
                                   RONALD I. BRENDZEL
                                   Senior Vice President, General Counsel and
                                   Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      CAPACITY                           DATE
     ---------                      --------                           ----

/s/ James E. Buncher      President, Chief Executive Officer and   July 22, 2004
----------------------    Director (Principal Executive Officer)
James E. Buncher

/s/ Steven J. Baileys     Chairman of the Board of Directors       July 22, 2004
----------------------
Steven J. Baileys

/s/ Ronald I. Brendzel   Senior Vice President, General Counsel,   July 22, 2004
----------------------   Secretary and Director
Ronald I. Brendzel

/s/ Dennis L. Gates      Senior Vice President, Chief Financial    July 22, 2004
----------------------   Officer and Director (Principal
Dennis L. Gates          Financial and Accounting Officer)

/s/ Neil R. Anderson     Director                                  July 22, 2004
----------------------
Neil R. Anderson

/s/ Stephen J. Blewitt   Director                                  July 22, 2004
----------------------
Steven J. Blewitt

/s/ Leslie B. Daniels    Director                                  July 22, 2004
----------------------
Leslie B. Daniels


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